UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Coleman Ave San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

In light of Roku, Inc.’s (the “Company”) continuing evaluation of its operations, on September 5, 2023, the Company determined to implement additional measures to continue to bring down its year-over-year operating expense growth rate by consolidating its office space utilization, performing a strategic review of its content portfolio, reducing outside services expenses, and slowing its year-over-year headcount expense growth rate through a workforce reduction and limiting new hires, among other measures. The workforce reduction is expected to impact approximately 10% of the Company’s employees. The Company expects to record a restructuring charge related to the workforce reduction, primarily consisting of severance and benefits costs, in a preliminary estimated range of $45 million to $65 million. This range excludes charges related to the potential impairment of office facilities and content, which are described in Item 2.06 below. The Company expects that the majority of the restructuring charge will be incurred in the third quarter of fiscal 2023. The Company further anticipates that the implementation of the workforce reduction, including cash payments, will be substantially complete by the end of the fourth quarter of fiscal 2023.

The workforce reduction is subject to legal requirements that vary by jurisdiction, which may extend this process beyond the fourth quarter of fiscal 2023 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and the actual restructuring charge may differ materially from the estimated range disclosed above.

Item 2.06 Material Impairments.

The information contained in Item 2.05 above is incorporated herein by reference. In connection with the above-described measures, in the third quarter of fiscal 2023 the Company expects to record an impairment charge in a preliminary estimated range of $160 million to $200 million related to ceasing to use certain office facilities and an impairment charge in a preliminary estimated range of $55 million to $65 million related to removing select existing licensed and produced content from Company-operated services on its TV streaming platform. The Company does not expect any material cash expenditures in connection with the impairment charge related to content.

Item 7.01 Regulation FD Disclosure.

Excluding the restructuring and impairment charges discussed herein which will impact total gross profit and net income (loss), the Company now expects total net revenue in the range of $835 million to $875 million, and adjusted EBITDA in the range of negative $40 million to negative $20 million for the third quarter of fiscal 2023.

The Company is unable to reconcile net loss to adjusted EBITDA, which is a non-GAAP measure, without unreasonable effort; such reconciling items consist of other income (expense), net, stock-based compensation expense, depreciation and amortization, income tax (benefit)/expense where applicable, as well as the restructuring and impairment charges disclosed in this Current Report on Form 8-K. The Company believes adjusted EBITDA is useful as a supplement in evaluating its ongoing operational performance and enhancing an overall understanding of the Company’s financial performance. However, non-GAAP financial measures have limitations, and should not be considered in isolation or as a substitute for the Company’s GAAP financial information.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, the percentage of employees that will be affected, the estimate and timing of the charges that will be incurred, the impact on the Company’s operating expense growth rate, and the Company’s financial outlook for the third quarter of fiscal 2023. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. All information provided in this Current Report on Form 8-K is as of September 6, 2023, and the Company undertakes no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.
Dated: September 6, 2023

	By:	/s/ Dan Jedda
Dan Jedda
Chief Financial Officer